AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
      August 22, 2000. Registration No. 333-
                                            -----------

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                            FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933


                      US AIRWAYS GROUP, INC.
       (Exact name of registrant as specified in its charter)


              DELAWARE                  54-1194634
    (State of incorporation)   (IRS Employer Identification No.)

                        2345 CRYSTAL DRIVE
                    ARLINGTON, VIRGINIA  22227
    (Address of principal executive offices, including Zip Code)


         1996 Stock Incentive Plan of US Airways Group, Inc.
                      (Full title of the Plans)


                       LAWRENCE M. NAGIN, ESQ.
Executive Vice President - Corporate Affairs and General Counsel
                        2345 CRYSTAL DRIVE
                    ARLINGTON, VIRGINIA  22227
                        (703) 872-7000
	(Name, address and telephone number, including area code, of agent for service)

                             COPIES TO:

              SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                         FOUR TIMES SQUARE
                         NEW YORK, NY 10036
-------------------------------------------------------------------
                  Attention: ERIC L. COCHRAN, ESQ.



----------------------------------------------------------------------------------------------------
CALCULATION OF REGISTRATION FEE



Title of Securities     Amount to be     Proposed Maximum      Proposed Maximum        Amount of
to be Registered        Registered(1)    Offering Price        Aggregate Offering      Registration
                                         per Share             Price                   Fee

Common stock, $1.00        10,000.00     $ 19.06250(2)         $     190,625.00        $     50.33
   par value               15,000.00     $ 19.40625(2)         $     291,093.75        $     76.85
                           19,670.00     $ 20.84375(2)         $     409,996.56        $    108.24
                          147,000.00     $ 26.81250(2)         $   3,941,437.50        $  1,040.54
                            4,500.00     $ 39.37500(2)         $     177,187.50        $     46.78
                        2,803,830.00     $ 36.34375(3)         $ 101,901,696.56        $ 26,902.05

   Total                3,000,000.00                           $ 106,912,036.87        $ 28,224.79(4)
----------------------------------------------------------------------------------------------------

(1)  We are registering 3,000,000  shares pursuant to the 1996 Stock Incentive Plan of US Airways
     Group, Inc.  Pursuant to Rule 416(c) under the Securities Act of 1933, as amended
     (the "Securities Act"), this registration statement shall also cover any additional shares of common stock which become issuable pursuant to the antidilution provisions of the 1996 Stock
     Incentive Plan of US Airways Group, Inc.
(2)  Computed pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended
     (the "Securities Act").
(3)  Estimated pursuant to Rule 457(c) and (h)  under the Securities Act on the basis of the high and low selling prices per share of the Common Stock on the New York Stock Exchange as of
     August 18, 2000.
(4)  The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: 0.0264% of $106,912,036.87, the Proposed Maximum Aggregate Offering Price of the
     shares of common stock registered hereby.

                      Explanatory Note
                      ----------------

     As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the information contained in the earlier registration statement relating to, among other plans, the 1996 Stock Incentive Plan of US Airways Group, Inc., filed on August 21, 1998, Registration No. 333-62029.

     On March 9, 2000, the Human Resources Committee of the Board of Directors of US Airways Group, Inc., pursuant to authority granted under Section 13 of the 1996 Stock Incentive Plan of US Airways Group, Inc., amended Section 3 of the plan to increase the number of shares of common stock of US Airways Group, Inc. that may be issued pursuant to stock options and restricted stock awarded under the plan from 5,100,000 shares of common stock to 8,100,000 shares of common stock. The stockholders approved the increase in the number of shares of common stock that may be issued under the plan at the 2000 annual meeting of stockholders of US Airways Group, Inc.

                          PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

     The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), until such time as this registration statement is no longer in effect.

     (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999;
     (b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed on May 11, 2000 and June 30, 2000 filed on August 11, 2000;
     (c) Our Current Reports on Form 8-K filed on January 13, 2000, January 19, 2000, February 11, 2000,
          February 24, 2000, February 29, 2000, March 15, 2000, March 24, 2000, April 11, 2000, April 19,
          2000, May 2, 2000, May 9, 2000, May 25, 2000, May
          30, 2000, June 20, 2000, July 11, 2000, July 19,
          2000, July 26, 2000, August 10, 2000 and August
          17, 2000;
     (d) The description of our common stock contained in our Registration Statement No. 33-50231 on
          Form S-3 filed with the SEC on September 13, 1993, as amended on September 28, 1993.





                             3


Item 8.   Exhibits
          --------

Exhibit
Number            Exhibit
------            -------

  4.1 1996 Stock Incentive Plan of US Airways Group, Inc. (incorporated by reference from Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2000)
  4.2 Resolutions of the Human Resources Committee, dated March 9, 2000, amending the 1996 Stock Incentive Plan of US Airways Group, Inc.
  5.1             Opinion of Skadden, Arps, Slate, Meagher &
                  Flom LLP
  23.1 Consent of KPMG LLP, independent public accountants, with respect to the consolidated financial statements of US Airways Group, Inc. and US Airways, Inc.
  23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the Opinion filed as Exhibit 5.1)
  24.1            Power of Attorney (included on the
                  signature page)




                              4



                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Arlington, Commonwealth of Virginia on this 22nd day of August, 2000.

                           US AIRWAYS GROUP, INC.

                           By:
                              -------------------------------
                              Lawrence M. Nagin
                              Executive Vice President -
                              Corporate Affairs and General
                              Counsel



               POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of US Airways Group, Inc., hereby severally constitute and appoint Lawrence M. Nagin and Thomas A. Mutryn, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable US Airways Group, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name/Signature        Title                    Date
--------------        -----                    ----

-----------------    President,           August      , 2000
Rakesh Gangwal       Chief Executive             -----
                     Officer, Director

-----------------    Senior Vice          August      , 2000
Thomas A. Mutryn     President- Finance          -----
                     Chief Financial
                     Officer

-----------------    Vice President       August      , 2000
Anita P. Beier       and Controller,             -----
                     Chief Accounting
                     Officer

-----------------    Director             May      , 2000
Mathias J. DeVito                            ------

-----------------    Director             May      , 2000
Peter M. George                              ------

-----------------    Director             May      , 2000
Robert L. Johnson                            ------

-----------------    Director             May      , 2000
Robert LeBuhn                                ------

-----------------    Director             May      , 2000
John G. Medlin, Jr.                          ------

-----------------    Director             May      , 2000
Hanne M. Merriman                            ------

-----------------    Director             May      , 2000
Thomas O'Brien                               ------

-----------------    Director             May      , 2000
Hilda Ochoa-                                 ------
Brillembourg

-----------------    Director             May      , 2000
Richard B. Priory                            ------

-----------------    Director             May      , 2000
Raymond W. Smith                             ------

-----------------    Director             May      , 2000
Stephen M. Wolf                              ------



                        EXHIBIT INDEX
                        -------------

Exhibit
Number
(Referenced to
Item 601(b) of
Regulation S-K)          Exhibit
---------------          -------

  4.1 1996 Stock Incentive Plan of US Airways Group, Inc. (incorporated by reference from Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2000)
  4.2 Resolutions of the Human Resources Committee, dated March 9, 2000, amending the 1996 Stock Incentive Plan of US Airways Group, Inc.
  5.1     Opinion of Skadden, Arps, Slate, Meagher & Flom
          LLP
  23.1 Consent of KPMG LLP, independent public accountants, with respect to the consolidated financial statements of US Airways Group, Inc. and US Airways, Inc.
  23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the Opinion filed as Exhibit 5.1)
  24.1    Power of Attorney (included on the signature page)